CORRECTING and REPLACING Asia Time Reports Continuing Revenue Growth and Order Momentum

HONG KONG & LOS ANGELES--Second graph, second sentence of release should read: We generated approximately $14.0 million in revenue and $2.6 million in gross profit for the month of August, representing growth of approximately 51% and 55%, respectively, compared to the month of August 2007 (sted We generated approximately $40.0 million in revenue and $2.6 million in gross profit for the month of August, representing growth of approximately 51% and 55%, respectively, compared to the month of August 2007).

The corrected release reads:

ASIA TIME REPORTS CONTINUING REVENUE GROWTH AND ORDER MOMENTUM

Asia Time Corporation (Amex:TYM) (“Asia Time”), a Hong Kong-based watch movement and complete watch distributor, today commented on continuing strong revenue growth and order momentum.

Chairman and CEO Kwong Kai Shun said, “Our core quartz movements and complete watch businesses continue to demonstrate solid growth despite the worldwide economic crisis. We generated approximately $14.0 million in revenue and $2.6 million in gross profit for the month of August, representing growth of approximately 51% and 55%, respectively, compared to the month of August 2007. Current backlog of approximately $3.3 million, compared to $2.4 million at June 30, 2008, offers visibility to continuing order fulfillments during the fourth quarter and 2008 holiday selling season.” Asia Time views backlog as an important statistic in evaluating its level of sales activity and short-term sales trends in its business. It also cautions that backlog is only one indicator and not the most effective indicator of the ultimate profitability of its revenues.

Mr. Kwong continued, “Looking ahead, to further broaden our revenue streams and reduce our reliance on third party quartz movement suppliers, we are seeking to expand our capabilities in both our core quartz movements and complete watch and emerging mechanical watch business segments where there remain significant growth opportunities long-term.”

As previously reported, Asia Time is targeting revenue and net earnings growth in 2008 of more than 50% compared with 2007. Management plans to hold its first quarterly conference call with investors when it reports financial results for the third quarter ended September 30, 2008. Information about the live conference call and webcast will be forthcoming.

About Asia Time Corporation

Asia Time is a watch movement and complete watch distributor headquartered in Hong Kong. The Company distributes watch movement components used in the manufacture and assembly of watches to a wide variety of timepiece manufacturers. Asia Time markets more than 350 products from over 30 vendors, including such market leaders as Citizen, Seiko and Ronda. For more information, please visit www.asiatimecorp.com.

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Forward Looking Statements

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, our dependence on a limited number of suppliers, cyclicality of our business, decline in the value of our inventory, significant order cancellations or delays, competitive nature of our industry, vulnerability of our business to general economic downturn, our ability to obtain all necessary government certifications and/or licenses to conduct our business, changes in the laws of the People's Republic of China that affect the Company's operations, costs and expenses related to our bond and warrant financing; development of a public trading market for the Company's securities, cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The risks included here are not exhaustive. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. These and other factors that may result in differences are discussed in greater detail in the Company’s reports and other filings with the Securities and Exchange Commission.

Contact:
Financial Profiles, Inc.
Kristen McNally / Brandi Floberg
310-277-4711
asiatime@finprofiles.com